Exhibit 21.1

Commission File No. 333-143570

BLUE CALYPSO, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-8610073
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

19111 North Dallas Parkway, Suite 200 Dallas, TX	75287
(Address of Principal Executive Offices)	(Zip Code)

(972) 695-4776

(Registrant’s Telephone Number, Including Area Code)

Securities Registered pursuant to Section 12(b) of the Act:

The registration entity indicated above, Blue Calypso, Inc.   is a parent corporation.    Blue Calypso, Inc. owns 100% of the stock of one subsidiary entity, as follows:

Blue Calypso, LLC    (Texas Corporation)